Exhibit 4(i)

                           Specimen Stock Certificate

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
CUSP 46145Q 10 1
INVESTNET, INC.
AUTHORIZED COMMON STOCK: 45,000,000 SHARES
PAR VALUE: $0.001


This Certifies that ________________________

Is The Record Holder of ___________________ Shares of INVESTNET, INC. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: ______________                                          [SEAL]

/s/ Ruairidh Campbell (President)
---------------------------------


/s/ Ruairidh Campbell (Secretary)
---------------------------------

COUNTERSIGNED & REGISTERED BY: [AUTHORIZED SIGNATURE] INTERWEST TRANSFER COMPANY, INC.








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